Exhibit 7.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") is entered into effective, February 12th, 2018, by and between the "Parties":

Azure Holding Group, Corp. a Nevada corporation at 26060 Acero, Suite 209, Mission Viejo, CA 92619 (the "Company"), on the one hand

and

Graffiti Entertainment Inc., organized in the state of Wyoming at 26060 Acero, Suite 209, Mission Viejo, CA 92619 (the "Purchaser")

and

A certain current shareholder of the Company, designated herein as the "AZRH Shareholder": Olga Chernetckaia at Baikalskaya Street, 293/3-35 Irkutsk 664050 Russia

RECITALS:

WHEREAS, the Company currently has 480,000,000 authorized common shares, of which, 122,250,000 common shares are issued and outstanding and 20,000,000 preferred shares are currently authorized, with O shares issued and outstanding;

WHEREAS, the Company has been issued a CUSIP Number of 05501N201, and is trading and does have a trading symbol (AZRH);

WHEREAS, the Purchaser has reached an agreement with the AZRH Shareholder such that the Purchaser is to be assigned a common block consisting of 82,500,000 shares of the Company common stock, to be hereafter transferred, as desired by the Purchaser, the combination of which is 67.485% of the outstanding fully diluted common share count, post-split of the common stock of the Company;

WHEREAS, in exchange for the assignment of 7,500,000 shares of common stock of the Purchaser common stock to the AZRH Shareholder and/or assigns, the AZRH Shareholder has agreed to exchange the AZRH common Stock.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the Parties covenant, promise and agree as follows:

AGREEMENT

1. The Recitals are hereby incorporated herein by this reference.

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2. TERMS OF THE PURCHASE: The stock purchase shall be consummated on the following terms and conditions:

(a) The Company will transfer to Purchaser and/or assigns, 82,500,000 shares of the AZRH Shareholder's common stock (the "Shares"), as desired by the Purchaser, resulting in the ownership and control of 67.485% of the outstanding common shares, in exchange for 7,500,000 shares of Graffiti Entertainment Inc. Common Stock.

(b) The Company will become current in it's reporting obligations either per the non-reporting mechanisms for a OTC market company via filing reports on www.otcmarkets.com or via Fully reporting SEC filings and file a "Company-Related Action Notification" and a Transfer Agent Verification form and pay all of the expenses incident thereto, including legal expenses, audits, SEC filings , FINRA, etc. (the "Public Reorganization Process").

(c) The Company will reserve the shares and allocate the AZRH Stockholders stock for acquisition of Graffiti Entertainment Inc.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY THE COMPANY: The Company hereby represents, warrants and agrees as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and the AZRH Shareholder have all requisite corporate powers and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, including the sale or exchange of the Shares.

(b) The information heretofore furnished by the Company to Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company to Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

(c) The representations and warranties herein by the Company will be true and correct in all material respects on and as of the date hereof and will, except as provided herein, survive the Purchase/Exchange Date, including the representation as to liabilities and the assurance that the Company has no liabilities, other than those listed in Exhibit A.

4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY PURCHASER: Purchaser hereby represents, warrants and agrees as follows:

(a) Purchaser has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to execute the Purchase of the Shares in accordance with the terms hereof.

(b) The information heretofore furnished by Purchaser to the Company for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by Purchaser to the Company will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

(c) The representations and warranties herein by Purchaser will be true and correct in all material respects on and as of the date hereof and will, except as provided herein, survive the Purchase Date.

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5. This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

6. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

7. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Nevada including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Venue for any action brought under this Agreement shall be in the appropriate court in Nevada.

8. The Parties agree and stipulate that each and every term and condition contained in this Agreement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Agreement.

9. The Parties agree and stipulate that time is of the essence with respect to compliance with each and every item set forth in this Agreement.

10. This Agreement, along with the exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

11. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.

Graffiti Entertainment, Inc.:

/s/ Inas Azzam

lnas Azzam

CEO/President, Signature Devices, Inc. Parent of Graffiti Entertainment, Inc.

Azure Holding Group, Corp.

/s/ Charles Townsend

Charles Townsend

Chairman of the Board

Olga Chernetckaia (AZRH Common Shareholder:)

/s/ Olga Chernetckaia

Olga Chernetckaia (Self)

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Exhibit A

$50,000.00 Debt owed to Kenneth L. Hurley in Azure Holding Group, Corp.

$50,000.00 Debt owed to Antonio Campos in Azure Holding Group, Corp

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